EXHIBIT 10.50 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                LICENSE AGREEMENT


     THIS AGREEMENT is entered into as of the 19th day of January, 1996 by and between SUGEN, INC., a Delaware corporation ("SUGEN"), and ZENECA LIMITED, an English corporation ("ZENECA"), with its registered office at 15 Stanhope Gate, London, W1Y 6LN.

                                    RECITALS

     WHEREAS, ZENECA and SUGEN have entered into a Collaboration Agreement dated as of March 22, 1995 (the "Collaboration Agreement"); and

     WHEREAS, SUGEN has notified ZENECA of its interest in the Licensed Compound (as hereinafter defined; and

     WHEREAS, pursuant to that notice, ZENECA and SUGEN have agreed upon the terms of the License for the Licensed Compound and these are set out in this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

ARTICLE 1.     DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company more than fifty percent (50%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock of a party.

     "COLLABORATION AGREEMENT" shall have the meaning assigned in the first recital above.

     "COMBINATION PRODUCT" shall mean any pharmaceutical formulation which contains (i) at least one Licensed Product and (ii) at least one other ingredient which is Therapeutically Active. For purposes of this definition, "Therapeutically Active" shall mean that the ingredient is biologically active but shall not include diluents, vehicles, or specific adjuvants or any other ingredient (other than a Licensed Product) which does not have any, or which has only incidental, therapeutic properties when present alone.


                                      1.

     "CONFIDENTIAL INFORMATION" shall mean each party's confidential information, inventions, know-how or data disclosed pursuant to this Agreement and shall include, without limitation, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

     "EFFECTIVE DATE" shall mean the date first written above.

     "FIELD" shall mean all topical dermatological applications.

     "LICENSED COMPOUND" shall mean the compound listed in Schedule A hereto.

     "LICENSED PATENTS" shall mean all ZENECA patents and any patents issuing from any ZENECA patent applications set out in Schedule B hereto, together with any divisions, continuations, continuations in part, extensions, reissues, renewals, registrations, supplementary protection certificates, and provisional applications arising from or based upon such patents.

     "LICENSED PRODUCT" shall mean a product that contains a Licensed Compound as an active ingredient, including all formulations, line extensions and modes of administration thereof, for use within the Field, wherein the manufacture, use, sale, offer for sale or import of such product would, but for the license granted to SUGEN under this Agreement, infringe a Valid Claim of an issued patent included in the Licensed Patents in countries in which such manufacture, use, sale, offer for sale or import occurs.

     "MAJOR COUNTRY" shall mean any one of [
                          ]

     "NET SALES" shall mean all revenues from the sale of Licensed Products received by SUGEN, its Affiliates or sublicensees on all sales to third parties recognized in accordance with generally accepted accounting principles from the sale of Licensed Products, less transportation charges, commissions, discounts, credits allowed for defective or returned goods and other allowances (actually paid or allowed, including but not limited to, prompt payment and volume discounts, charge backs from wholesalers and other allowances granted to the end commercial customer of the Licensed Product, whether in cash or trade), insurance and sales and other taxes based on sales prices when included in gross sales, but not including taxes assessed on income derived from such sales. In determining Net Sales of Combination Products, Net Sales shall first be calculated in accordance with the foregoing definition of Net Sales, and then multiplied by [

                                             ]  If there are no sales of such
Licensed Products, Net Sales of Combination Products shall first be determined in accordance with the foregoing definition of Net Sales, and then multiplied by [

                                                                               ]

                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                        2.

The cost in each case shall be determined in accordance with generally accepted accounting principles.

     "REGULATORY APPROVAL" shall mean any approval, licenses, registrations, or authorizations, other than pricing approvals, of any federal, state or local regulatory agency, department, bureau or other government entity, in a Major Country, necessary for the manufacture, use, storage, import, transport or sale of Licensed Product in that country.

     "RESPONSIBLE EXECUTIVE" shall mean the Chief Executive Officer or duly appointed representative thereof.

     "VALID CLAIM" shall mean a claim of an issued patent, which claim has not lapsed, been cancelled, become abandoned, declared invalid by an unreversable and unappealable decision or judgment of a court of competent jurisdiction, and which claim has not been admitted to be invalid or unenforceable through reissue or disclaimer.

ARTICLE 2.     LICENSE GRANT; DEVELOPMENT AND COMMERCIALIZATION.

     2.1 GRANT BY ZENECA TO SUGEN. Subject to the terms of this Agreement, ZENECA hereby grants to SUGEN an exclusive, world-wide license within the Field to make, have made, use, sell, offer to sell and import Licensed Products under the Licensed Patents; PROVIDED, HOWEVER, that ZENECA shall retain the right to use the Licensed Compound contained in such Licensed Products solely for internal research purposes.

     2.2 SUBLICENSING. SUGEN shall have the right to grant sublicenses of the License rights provided in Section 2.1 to its Affiliates, and also to third parties that are approved by ZENECA, such approval not to be unreasonably withheld. The fact that a proposed sublicensee is a competitor of ZENECA shall not alone constitute a reasonable basis for withholding approval under this
Section 2.2. Each such sublicense shall be consistent with the terms hereof and shall be terminable at ZENECA's option upon the termination of this Agreement. SUGEN shall furnish ZENECA with a copy of each sublicense with a third party.

     2.3 CLINICAL DEVELOPMENT OF LICENSED PRODUCT. SUGEN shall have overall control and responsibility for the clinical development, at its expense, of Licensed Products. Such responsibility shall include, without limitation, responsibility for preclinical and clinical development (including GLP TOX), regulatory strategy, process development and manufacturing. All costs and expenses of the development of Licensed Products shall be borne by SUGEN.

     2.4 DILIGENCE. SUGEN or its sublicensee shall use all commercially reasonable efforts to diligently develop, manufacture, market and sell any Licensed Product. For example, a product shall be deemed abandoned if SUGEN or
any SUGEN sublicensee has not filed an [   ] or equivalent in a Major Country on
such product within [                      ] after the Effective Date.
Thereafter, a product shall be deemed abandoned if clinical activity supporting

                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                           3.

regulatory approval of such product in the country in which such [   ] or
equivalent was filed has ceased for a period of more than [             ] In the
event that development of a Licensed Product is abandoned, SUGEN shall relinquish all rights granted to it under this License Agreement which pertain solely to such abandoned Licensed Product.

     2.5 OBLIGATION TO INFORM. SUGEN agrees to keep ZENECA fully informed on a reasonable basis of the development and commercialization of all Licensed Products, including but not limited to providing to ZENECA periodic written updates on the progress of each filing with the FDA or its equivalent in each Major Country.

ARTICLE 3.     COMMERCIAL TERMS.

     3.1 MILESTONE PAYMENTS. In consideration for the grant of the license to SUGEN in Section 2.1, SUGEN shall pay ZENECA non-refundable payments in the amounts set forth below within thirty (30) days of the occurrence in the first Major Country of the events described as follows:

EVENTS                             AMOUNTS

First IND filing or equivalent                [        ]
for a Licensed Product

First NDA filing or equivalent                [        ]
for a Licensed Product

First marketing approval                     [                 ]*
of a Licensed Product

*[




                                           []=CONFIDENTIAL TREATMENT REQUESTED


                                         4.

                                                                               ]

     3.2 ROYALTIES. In further consideration for the grant of license to SUGEN in Section 2.1, SUGEN shall pay to ZENECA within sixty (60) days after the end of each calendar quarter royalties on Net Sales of Licensed Products by SUGEN or
its Affiliates at a rate equal to (i) [                ] on annual world-wide
Net Sales up to [                 ] in the aggregate for all Licensed Products
and (ii) [                  ] on marginal annual world-wide Net Sales in excess
of [                 ] in the aggregate for all Licensed Products.
Additionally, SUGEN shall pay to ZENECA [                   ] of all royalty
payments SUGEN receives from sublicensees other than SUGEN Affiliates for sales of Licensed Products, provided that the amount paid to ZENECA shall not be less
than [                  ] or greater than [
                                        ] of Net Sales by sublicensees.
Furthermore, SUGEN shall pay to ZENECA [                    ] of (i) [


                       ] and (ii) [


                                  ]  Such [                 ] shall be
determined to be equal to the [

                              ] A portion of the payments made under Section 3.1
(the "Creditable Amount") shall be credited against royalties payable for
Licensed Products beginning with the [               ] calendar quarter after
each Licensed Product's launch;  PROVIDED, HOWEVER, that the amount so credited
in any calendar quarter shall not exceed [                          ] of the
royalties otherwise payable across all Licensed Products for such quarter.  The
Creditable Amount shall be equal to either (i) [           ] if [
                                                                   ] or (ii) [
         ] if [
             ]


ARTICLE 4.     PAYMENTS, RECORDS, AUDIT.

     4.1 PAYMENTS; REPORTS. All amounts payable to ZENECA under this Agreement shall be paid in U.S. dollars. Where Zeneca does not receive payment of any sum due to it on the due date, simple interest shall thereafter accrue on the sum due to Zeneca until the date of payment at the per annum rate of [
] over the then current prime rate of Citibank in New York City, which rate shall vary concurrently with any change in the prime rate. Each payment of royalties shall be accompanied by a statement of the amount of Net Sales during such period, and all other information necessary to determine the appropriate amount of such payments.


                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                       5.

     4.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. The rate of exchange to be used in computing the amount of currency equivalent in United States dollars due ZENECA shall be made at the period-end rate of exchange quoted on the last business day of the royalty period by Citibank in New York City. Whenever laws or regulations require withholding of income tax and sales related taxes imposed upon royalties accruing under this Agreement, such taxes shall be deducted from the payment due and shall be paid to the proper taxing authority by SUGEN. Official receipts evidencing payment shall be secured and sent to ZENECA. If in the opinion of either party the provisions of this Section become extremely burdensome, the parties agree to meet and discuss such other options as may be available to them.

     4.3 RECORDS AND AUDIT. During the term of this Agreement and for a period of three (3) years thereafter, SUGEN shall keep complete and accurate records pertaining to the sale or other disposition of the Licensed Products commercialized by it, in sufficient detail to permit ZENECA to confirm the accuracy of all payments due hereunder and compliance with the covenant set forth in Section 2.4. ZENECA shall have the right to cause an independent, certified public accountant to audit such records to confirm SUGEN's Net Sales and royalty payments; PROVIDED, HOWEVER, that such auditor shall not disclose SUGEN's confidential information to ZENECA, except to the extent such disclosure is necessary to verify the portion of the amount of royalties due under this Agreement. Such audits may be exercised once a year, within three (3) years after the royalty period to which such records relate, upon notice to SUGEN and during normal business hours. ZENECA shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) from the amount of royalties previously paid for such year. In such case, SUGEN shall bear the full cost of such audit. The terms of this Section shall survive any termination or expiration of this Agreement for a period of three (3) years.

     4.4 WITHHOLDING OF TAXES. Any withholding of taxes levied by tax authorities on the payments hereunder shall be borne by ZENECA and deducted by SUGEN from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of ZENECA. SUGEN agrees to cooperate with ZENECA in the event ZENECA claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to ZENECA.

     4.5 BLOCKED CURRENCY. In each country where the local currency is blocked and cannot be removed from the country, at the election of SUGEN, royalties accrued in that country may be paid to ZENECA in the country in local currency by deposit in a local bank designated by ZENECA.

     4.6 NON-MONETARY CONSIDERATION. In the event SUGEN receives any non-monetary consideration in connection with the sale of Licensed Products.
SUGEN's royalty shall be based on the monetary value of such other consideration. In such case, SUGEN shall disclose the terms of such arrangement to ZENECA and the parties shall endeavor in good faith to agree on such monetary value.


                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                      6.

ARTICLE 5.     OWNERSHIP; PATENTS.

     5.1 OWNERSHIP. SUGEN acknowledges and agrees that ZENECA is and shall remain the sole owner of the Licensed Patents and that SUGEN has no rights therein other than the license rights specifically granted herein.

     5.2  INFRINGEMENT OF LICENSED PATENTS BY THIRD PARTIES.

          (a) NOTICE. Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Licensed Patents which may adversely impact the rights of the parties hereunder, of which it becomes aware.

          (b)  ENFORCEMENT ACTION.  In the event that the parties become aware
of any alleged or threatened infringement of the Licensed Patents, [      ]
shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Licensed
Patents.  In the event [      ] fails to institute an infringement suit or take
other reasonable action in response to the infringement within [          ]
days, [     ] shall have the right, upon [           ] days' notice to [       ]
to institute such suit or take other appropriate action in its own name. Regardless of which party brings the action, the other party hereby agrees to cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney and shall have the right to participate in such action at its own expense with its own counsel and any recovery obtained by settlement otherwise shall be disbursed as follows: Each party shall first recover any reasonable expenses incurred in such action (including counsel fees), and thereafter, the parties shall share any remaining
recovery such that SUGEN receives [                          ] and ZENECA
receives [                               ] of such remaining amounts.

          (c) ROYALTY REDUCTION. If, due to the unenforceability or invalidity of a Licensed Patents in a country, sales by a third party (not licensed by SUGEN or its sublicensees) of a product directly competing with a Licensed
Product exceed [                 ] of Net Sales of such Licensed Product in such
country for any calendar year (determined by reference to IMS data or its equivalent), then the royalty rate specified in Section 3.2 shall be reduced with respect to Net Sales of such Licensed Product in such country for such calendar year by the same percentage as the percentage achieved for such sales of such directly competing product.

     5.3  INFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

          (a) JOINT STRATEGY. In the event that the use or sale of the Licensed Product becomes the subject of a claim of infringement of a patent or other proprietary right anywhere in the world, and without regard to which party is charged with said infringement, and the venue of such claim, the parties shall promptly confer to discuss the claim.

          (b) DEFENSE. Unless the parties otherwise agree, SUGEN shall assume the primary responsibility for the conduct of the defense of any such claim. In any event, ZENECA

                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                      7.

shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each party shall reasonably cooperate with the party conducting the defense of the claim including, if required to conduct such defense, furnishing a power of attorney. Neither party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent, which consent shall not be unreasonably withheld. If SUGEN makes payment to a third party (the "Third Party Payment") pursuant to an agreement between SUGEN and ZENECA that payment must be made to the third party for the sale or use of a Licensed Product in a country to avoid infringement of such third Party's patent, then a portion of the Third Party Payment (the "Credit Amount") may be applied to
offset up to [                   ] of the royalty otherwise payable by SUGEN
to ZENECA for the sale of such Licensed Product in such country for the calendar year in which the Third Party Payment is made and each calendar
thereafter until [                                                ]

     5.4 PATENT MARKING. SUGEN shall mark, if necessary, all products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

ARTICLE 6.     CONFIDENTIALITY.

     6.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each party agrees that, for the term of this Agreement and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement unless the receiving party can demonstrate by competent proof that such Confidential
Information:

          (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (c) became generally available to the public or otherwise part of the public domain after it disclosure and other than through any act or omission of the receiving party in breach of such Agreements;

          (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

          (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                      8.

     6.2 AUTHORIZED DISCLOSURE. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following:

          (a)  filing or prosecuting patents relating to Licensed Products;

          (b)  regulatory filings;

          (c)  prosecuting or defending litigation;

          (d)  complying with applicable governmental regulations;

          (e)  conducting pre-clinical or clinical trials of Licensed Products;
and

          (f) disclosure to Affiliates who agree to be bound by similar terms of confidentiality.

     Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 6.2 it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of confidential information hereunder.

     6.3 EMPLOYEES; AGENTS. SUGEN and ZENECA shall ensure that each employee, consultant or other agent of SUGEN or ZENECA or any of its Affiliates and sublicensees who has access to Confidential Information is bound to obligations of confidentiality and non-use at least equivalent in scope to those set forth in Sections 6.1 and 6.2.

     6.4 TERMS OF THIS AGREEMENT. The parties agree that the material terms of this Agreement shall be considered Confidential Information. The parties will consult with one another and agree on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

ARTICLE 7.     REPRESENTATIONS AND WARRANTIES.

     7.1  REPRESENTATIONS AND WARRANTIES OF SUGEN.

          (a) CORPORATE POWER. SUGEN is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) DUE AUTHORIZATION. SUGEN is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on SUGEN's behalf has been duly authorized to do so by all requisite corporate action.


                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                     9.

          (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon SUGEN and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by SUGEN does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (d) GRANT OF RIGHTS. SUGEN has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to ZENECA hereunder.

          (e) VALIDITY. SUGEN is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

     7.2  REPRESENTATIONS AND WARRANTIES OF ZENECA.

          (a) CORPORATE POWER. ZENECA is duly organized and validly existing under the laws of England and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) DUE AUTHORIZATION. ZENECA is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on ZENECA's behalf has been duly authorized to do so by all requisite corporate action.

          (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon ZENECA and enforceable in accordance with its terms.
The execution, delivery and performance of this Agreement by ZENECA does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (d) GRANT OF RIGHTS. ZENECA has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to SUGEN hereunder.

          (e) VALIDITY. ZENECA is aware of no action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

     7.3 ZENECA DISCLAIMER. THE LICENSED PATENTS ARE PROVIDED "AS IS" AND ZENECA EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED. Without limiting the generality of the foregoing, ZENECA expressly does not warrant the success of any study or test commenced by SUGEN under this Agreement.

                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                   10.

ARTICLE 8.     INDEMNIFICATION.

     8.1 INDEMNIFICATION. Each party hereby agrees to save, defend and hold the other party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees, other than claims for infringement as provided in Section 5.3 (collectively, "Claims"), resulting directly or indirectly from actions by the indemnifying party, its Affiliates, agents or sublicensees in connection with the manufacture, use or sale of Licensed Products, but only to the extent such Claims result from the negligence of the indemnifying party or its employees and agents and do not result from the negligence of the party seeking indemnification.

     8.2 CONTROL OF DEFENSE. Any entity entitled to indemnification under this Article shall give written notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

ARTICLE 9.     TERM; TERMINATION.

     9.1 TERM. Except as provided under Section 9.2 below, the term of this Agreement shall commence upon the Effective Date and shall expire on the expiration date of the last to expire royalty obligation.

     9.2 TERMINATION FOR MATERIAL BREACH. Each party shall have the right to terminate this Agreement after appropriate written notice to the other that the other is in material breach of this Agreement, unless the other party cures the breach before the expiration of ninety (90) days from the date of notice.

     9.3 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination of this Agreement shall not affect any accrued rights of either party. The terms of Articles 6 and 8 of this Agreement shall survive termination of this Agreement.

ARTICLE 10.    GOVERNING LAW; DISPUTE RESOLUTION.

     10.1 GOVERNING LAW. This Agreement shall be governed by Delaware law, excluding its choice of law rules.

     10.2 LEGAL COMPLIANCE. The parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws, including without limitation, EC Competition Law.

                                           []=CONFIDENTIAL TREATMENT REQUESTED

                                11.

     10.3 DISPUTE RESOLUTION. In the event of any dispute, the parties shall refer such dispute to their respective Responsible Executive for attempted resolution by good faith negotiations within thirty (30) days after such referral is made. In the event such officers are unable to resolve such dispute within such thirty (30) day period, either party may invoke the provisions of
Section 10.4 below.

     10.4 JURISDICTION AND VENUE. Except as provided in Section 10.3 above, any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a state or federal court of general jurisdiction in the State of Delaware, and the parties hereby consent to the jurisdiction and venue of such court.

ARTICLE 11.    GENERAL PROVISIONS.

     11.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mailed addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed as evidenced by the postmark at the point of mailing or faxed.

All notices to ZENECA shall be addressed as follows:

     ZENECA LIMITED
     15 Stanhope Gate
     London, W1Y 6LN
     United Kingdom
     Attention:  Company Secretary
     Fax:  0171 304 5196

     with a copy to:

     ZENECA PHARMACEUTICALS
     Alderley House, Alderley Park
     Macclesfield, Cheshire SK10 4TF
     United Kingdom
     Attention:  The Secretary
     Fax:  01625 585618

     All notices to SUGEN shall be addressed as follows:


                                           []=CONFIDENTIAL TREATMENT REQUESTED


                                12.

     SUGEN, INC.
     515 Galveston Drive
     Redwood City, CA  94063-4720
     Attn:  President
     Fax:  (415) 369-0741

     with a copy to:

     Cooley Godward Castro Huddleson & Tatum
     Five Palo Alto Square
     4th Floor
     Palo Alto, California  94306

     Attn:  Brian C. Cunningham, Esq.
     Fax:  (415) 857-0663

Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

     11.2 FORCE MAJEURE. No party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

     11.3 ENTIRETY OF AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter contained herein and merges all prior discussions and agreements between them, and no party shall be bound by any representation other than as expressly stated in this Agreement, or by a written amendment to this Agreement signed by authorized representatives of each of the parties.

     11.4 NON-WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

     11.5 DISCLAIMER OF AGENCY. This Agreement shall not constitute any party the legal representative of agent of another, nor shall any party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

     11.6 SEVERANCE. If any Article or part thereof of this Agreement is declared invalid by any court of competent jurisdiction, or any government or other agency having jurisdiction over either SUGEN or ZENECA deems any Article or part thereof to be contrary to any anti-trust or competition laws, then such declaration shall not affect the remainder of the Article or

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                                      13.

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other Articles.  To the extent possible the parties shall revise such invalidated Article or part thereof in a manner that will render such provision valid without impairing the parties' original interest.

     11.7 AFFILIATES, ASSIGNMENT. A party may discharge any obligations and exercise any right hereunder through an Affiliate of that party. References to a party shall include any Affiliate of that party to whom such an assignment or delegation has been made or ratified. Except as provided in this Section, neither party shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, and any attempted delegation or assignment without such written consent shall be of no force or effect. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon the successors and assigns of the parties.

     11.8 HEADINGS. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

     11.9 LIMITATION OF LIABILITY. No party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

     11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.


SUGEN, INC.                             ZENECA LIMITED


/s/ James L. Tyree                      /s/ L. Biggins
- - ----------------------------           --------------------------------

By:  James L. Tyree                     By:  L. Biggins

Title:  President                       Title:      Assistant Secretary
                                                    ZENECA Pharmaceuticals

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                                   14.

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                                   SCHEDULE A

                                LICENSED COMPOUND


                 [                                             ]



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                                   SCHEDULE B

                                LICENSED PATENTS


COUNTRY           PATENT APPLN. NO.         PATENT NO.              EXPIRY DATE
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